Exhibit 99.1

China GengSheng Minerals Signs 2-Year $10 Million Refractories Contract
with Fushun New Steel Corporation

GONGYI, China, February 1, 2011 – China GengSheng Minerals, Inc. (“GengSheng”) (AMEX:CHGS), a leading China-based high-tech industrial materials manufacturer producing heat resistant, energy efficient materials for a variety of industrial applications, today announced that GengSheng has signed a full-service refractories supply contract with Fushun New Steel Corporation. Shipments under the contract began in January 2011, and are expected to continue through December 2012. Revenue contribution from this new client is expected to begin in the first quarter of 2011.

Under the agreement, GengSheng will provide refractory materials, as well as installation and on site support services. Revenue will be recognized based on Fushun New Steel’s production volume. Based on Fushun’s current manufacturing capacity, GengSheng expects revenue of approximately $10 million over the two-year term of the contract.

GengSheng launched full-service programs for refractory customers in late 2003. These programs include refractory product installation, testing, maintenance, repair and replacement, in addition to traditional products sales. These full service programs, which are generally carried out under one- to two-year contracts, generate stable and recurring revenue streams and have higher margins than product sales alone. GengSheng currently has nine full service clients. The full service programs contributed approximately 52% of GengSheng’s refractories total sales in the first nine months of 2010.

“Our full service programs are an ideal solution for steel manufacturers who face an increasingly challenging market environment, as they are able to adjust purchasing and implementation based on output,” said Shunqing Zhang, CEO of China GengSheng Minerals. “This offering has been well received by customers since its introduction, allowing GengSheng to build additional brand equity and grow our share of the refractories market. In addition, full service programs enable us to develop deeper relationships with customers, allowing us to better understand their needs and increase the value we bring to the industry.”

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. (“GengSheng”) develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China~~'~~’s Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about GengSheng, please visit http://www.gengsheng.com.

To be added to GengSheng’s email distribution for future press releases, please send your request to gengsheng@tpg-ir.com.

Note Regarding Forward-Looking Statements

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such forward-looking statements are only predictions and are not guarantees of future performance. Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of China GengSheng Minerals, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements. Although China GengSheng Minerals, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, China GengSheng Minerals, Inc. cannot guarantee future results or events. China GengSheng Minerals, Inc. expressly disclaims a duty to update any of the forward-looking statement.

Contacts:
The Piacente Group, Inc.
Investor Relations
Brandi Floberg or Lee Roth
1+212-481-2050
gengsheng@tpg-ir.com

China Gengsheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
gszs@gengsheng.com
+86-135-2551-0415